                                                                      Exhibit 12

Nortek, Inc.
Calculation of Earnings to Fixed Charges
(Amounts in Millions)


                                                                                                    Six Months Ended
                                                                                                    June 29, June 25,
                                                          1992      1993     1994     1995     1996    1996     1997
Earnings (Loss) from Continuing Operations               (21.0)    (12.6)    17.2     15.0     22.0     8.2     10.4
Provision (Credit) for Income Taxes                        3.0       1.0     10.2      9.3     14.0     4.9      5.6
                                                      ---------------------------------------------------------------

"Earnings"                                               (18.0)    (11.6)    27.4     24.3     36.0     13.1     16.0
                                                      ===============================================================

Fixed Charges:
      Interest Expense including amortization of          29.2     26.5     26.2     24.9     30.1     15.5     18.5
      Debt Expense and Discount

      Interest portion of Rental Expense                   2.6      2.0      2.1      2.1      2.0      1.0      1.0

      Interest on Indebtedness of a Former Sub.
      Guaranteed by Company                                0.8      0.0      0.0      0.0      0.0      0.0      0.0
                                                      ---------------------------------------------------------------

      "Fixed Charges"                                     32.6     28.5     28.3     27.0     32.1     16.5     19.5
                                                      ===============================================================

      Earnings Available for Fixed Charges                14.6     16.9     55.7     51.3     68.1     29.6     35.5
                                                      ===============================================================

      Ratio of Earnings to Fixed Charges                   N/A      N/A     1.97     1.90     2.12     1.79     1.82
                                                      ===============================================================


                                                         Year Ended December 31, 1996             Six Months Ended June 28, 1997
                                                                                  Adjusted                                Adjusted
                                                        Nortek      Pro Forma    Pro Forma         Nortek     Pro Forma  Pro Forma
                                                      As Adjusted    Company      Company        As Adjusted   Company     Company
Earnings (Loss) from Continuing Operations               13.9          6.6         15.4              8.7         3.2         8.2
Provision (Credit) for Income Taxes                       9.9         13.0         17.8              4.8         3.1         5.8
                                                      ------------   --------   ---------        ----------   --------    -------

"Earnings"                                               23.8         19.6         33.2             13.5         6.3         14.0
                                                      ============   ========   =========        ==========   ========    =======

Fixed Charges:
      Interest Expense including amortization of         42.3         79.9         79.9             21.0        39.8         39.8
      Debt Expense and Discount

      Interest portion of Rental Expense                  2.0          7.9          7.9              1.0          3.7         3.7

      Interest on Indebtedness of a Former Sub.
      Guaranteed by Company                               0.0          0.0          0.0              0.0          0.0         0.0
                                                       -----------   --------   ---------        ----------   --------    --------

      "Fixed Charges"                                    44.3         87.8         87.8             22.0         43.5        43.5
                                                      ============   ========   =========        ==========   ========    =======

      Earnings Available for Fixed Charges               68.1        107.4        121.0             35.5         49.8        57.5
                                                      ============   ========   =========        ==========   ========    =======

      Ratio of Earnings to Fixed Charges                 1.54         1.22         1.38             1.61         1.14        1.32
                                                      ============   ========   =========        ==========   ========    =======


                                                        Twelve Months Ended June 28, 1997
                                                                                  Adjusted
                                                        Nortek      Pro Forma    Pro Forma
                                                      As Adjusted    Company      Company
Earnings (Loss) from Continuing Operations               18.5         13.0         23.1
Provision (Credit) for Income Taxes                      11.8         15.0         20.4
                                                      ------------   --------   ---------

"Earnings"                                               30.3         28.0         43.5
                                                      ============   ========   =========

Fixed Charges:
      Interest Expense including amortization of         41.7         79.3         79.3
      Debt Expense and Discount

      Interest portion of Rental Expense                  2.0          7.5          7.5

      Interest on Indebtedness of a Former Sub.
      Guaranteed by Company                               0.0          0.0          0.0
                                                       -----------   --------   ---------

      "Fixed Charges"                                    43.7         86.8         86.8
                                                      ============   ========   =========

      Earnings Available for Fixed Charges               74.0        114.8        130.3
                                                      ============   ========   =========

      Ratio of Earnings to Fixed Charges                 1.69         1.32         1.50
                                                      ============   ========   =========


N/A   Not applicable as ratio is less than 1.0:1